FIRST SUPPLEMENTAL INDENTURE


     FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of March 29, 2004 by and among Noveon, Inc., (formerly the PMD Group Inc.), a Delaware corporation (the "Company"), the guarantors set forth on Schedule A hereto, (the "Guarantors") and Wells Fargo Bank, National Association, as successor by merger to Wells Fargo Bank Minnesota, National Association, as trustee under the indenture referred to below (the "Trustee").

                           W I T N E S S E T H :

     WHEREAS, the Company, the Guarantors and the Trustee heretofore executed and delivered to the Trustee, an Indenture, dated as of February 28, 2001 (the "Indenture"), providing for the issuance of an aggregate principal amount of up to $275,000,00 of 11% Senior Subordinated Notes due 2011 (the "Securities");

     WHEREAS,  the  Company,  the  Guarantors  and the  Trustee  intend  to reconcile an inconsistency between the "Description of Notes" in the Company's Registration Statement on Form S-4 (file no. 333-61812), as amended, registering the Securities, and Section 4.07(iii) of the Indenture;

     WHEREAS, in accordance with Section 9.01(a) of the Indenture, when authorized by a resolution of the Board of Directors, the Company and the Guarantors may amend or supplement the Indenture without the consent of any Holder of a Note;

     WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Guarantors.

     NOW, THEREFORE, in consideration for the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

     1. Capitalized Terms. Capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture.

     2. Amendments. Subject to paragraph 3 hereof, the Indenture is hereby amended in the following respect:

     By  deleting  in its  entirety  the  following  provision  of  Section
4.07(iii):

          (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (a) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause (iii)), (b) through (i), (k) through (o) and (q) of the next succeeding paragraph), is less than the sum, without duplication, of:

     and replacing it with the following:

          (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (a) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause (iii)), (b) through (i), (k) through (o) and (q) through (s) of the next succeeding paragraph), is less than the sum, without duplication, of:

     3. Effect of Supplemental Indenture. Upon the execution and delivery of this Supplemental Indenture by the Company, each of the Guarantors and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

     4. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

     5. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

     6. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respects confirmed and preserved.

     7. Conflict with the Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939, as amended ("TIA") that is required under the TIA to be a part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

     8. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     9. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

     10. Successors. All agreements of the Company and each of the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

     11. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

     12. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     13. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14. Headings. The Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     15. The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Company and each of the Guarantors.




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     IN WITNESS WHEREOF,  the parties hereto have caused this  Supplemental
Indenture to be duly executed as of the date first written above.

                               NOVEON, INC.



                               By: /s/ Sean M. Stack
                                  -----------------------------------
                                       Name:  Sean M. Stack
                                       Title: Vice President and Treasurer




                               WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               as Trustee



                               By: /s/ Jane Y. Schweiger
                                  -----------------------------------
                                       Name:  Jane Y. Schweiger
                                       Title: Vice President




                               NOVEON CHINA INC.



                               By: /s/ Sean M. Stack
                                  -----------------------------------
                                       Name:  Sean M. Stack
                                       Title: Treasurer




                               NOVEON DIAMALT, INC.



                               By: /s/ Sean M. Stack
                                  -----------------------------------
                                       Name:  Sean M. Stack
                                       Title: Treasurer




                               NOVEON FCC, INC.



                               By: /s/ Sean M. Stack
                                  -----------------------------------
                                       Name:  Sean M. Stack
                                       Title: Treasurer




                               NOVEON HILTON DAVIS INC.



                               By: /s/ Sean M. Stack
                                  -----------------------------------
                                       Name:  Sean M. Stack
                                       Title: Treasurer




                               NOVEON KALAMA, INC.



                               By: /s/ Sean M. Stack
                                  -----------------------------------
                                       Name:  Sean M. Stack
                                       Title: Treasurer




                               NOVEON TEXTILE CHEMICALS, INC.



                               By: /s/ Sean M. Stack
                                  -----------------------------------
                                       Name:  Sean M. Stack
                                       Title: Treasurer




                               FCC ACQUISITION CORPORATION



                               By: /s/ Sean M. Stack
                                  -----------------------------------
                                       Name:  Sean M. Stack
                                       Title: Treasurer




                               NOVEON HOLDING CORPORATION



                               By: /s/ Sean M. Stack
                                  -----------------------------------
                                       Name:  Sean M. Stack
                                       Title: Treasurer




                               PERFORMANCE MATERIALS I INC.



                               By: /s/ Sean M. Stack
                                  -----------------------------------
                                       Name:  Sean M. Stack
                                       Title: Treasurer




                               PERFORMANCE MATERIALS II LLC
                               By: Noveon, Inc., its Sole Member



                               By: /s/ Sean M. Stack
                                  -----------------------------------
                                       Name:  Sean M. Stack
                                       Title: Vice President and Treasurer




                               NOVEON IP HOLDINGS CORP.



                               By: /s/ Sean M. Stack
                                  -----------------------------------
                                       Name:  Sean M. Stack
                                       Title: Treasurer

                                                                 SCHEDULE A

                                 GUARANTORS

Noveon China Inc.
Noveon Diamalt, Inc.
Noveon FCC, Inc.
Noveon Hilton Davis Inc.
Noveon Kalama, Inc.
Noveon Textile Chemicals, Inc.
FCC Acquisition Corporation
Noveon Holding Corporation
Performance Materials I Inc.
Performance Materials II LLC
Noveon IP Holdings Corp.